Exhibit 99.1

FOR IMMEDIATE RELEASE

EBIX Q2 NET INCOME INCREASES EIGHT-FOLD TO $710,000,

OR $0.23 PER SHARE, ON 42% INCREASE IN REVENUE

- LifeLink Acquisition Contributes to Strong Results -

ATLANTA, GA - August 16, 2004 — Ebix, Inc. (NASDAQ: EBIX), a leading international developer and supplier of software and e-commerce solutions to the insurance industry, today reported its financial results for the 2004 second quarter (Q2’04) and six-month period ended June 30, 2004.

Total revenue for Q2’04 increased 42% to $4,676,000 (93% coming from the Company’s services segment), from $3,295,000 (83% from services) in the second quarter of 2003 (Q2’03).  Ebix’s Q2’04 income before income taxes was $753,000, compared to $225,000 in Q2’03.  Q2’04 net income rose approximately eight-fold to $710,000, or $0.23 per diluted share, versus Q2’03 net income of $89,000, or $0.04 per diluted share.  Weighted average diluted shares outstanding were 3,066,000 and 2,298,000 in the 2004 and 2003 second quarter periods, respectively.

For the first half of 2004, Ebix’s revenues rose 25% to $8,610,000, compared to $6,907,000 during the six-month period ended June 30, 2003.  First half ‘04 income before income taxes increased 66% to $1,339,000, versus $808,000 in the year-earlier period.  Ebix’s net income for the 2004 first half was $1,156,000, 91% higher than its net income of $606,000 during the comparable 2003 period.  2004 first half diluted earnings per share increased 50% to $0.39, compared to $0.26 in the prior year.  Weighted average diluted shares outstanding were 2,992,000 and 2,293,000 in the 2004 and 2003 six-month periods, respectively.

Commenting on the strong quarterly results, Robin Raina, President and Chief Executive Officer of Ebix, stated, “Second quarter results benefited from a first full quarter’s contribution from our LifeLink acquisition and an overall increase in our mix of business toward higher margin software development and services launched over the past two years.  Not included in these results is any contribution from our second acquisition - Australia-based Heart Consulting - which closed on July 1st and will provide a full quarter’s benefit to our Q3 financials.”

Ebix Executive Vice President and Chief Financial Officer Dick Baum, said, “Ebix achieved positive operating cash flow of $193,000 in the first half of 2004.  Revenue growth combined with our expense management discipline, contributed to this noteworthy performance.  Though we have incurred a modest amount of debt in conjunction with the long-term cash consideration associated with our two recent acquisitions, we believe operating cash flow is more than sufficient to service these obligations going forward.”

Mr. Raina concluded, “Another noteworthy development for the Company has been our addition of several highly qualified directors to the Ebix Board, each of whom brings relevant experience, expertise and industry contacts to the boardroom.  Looking ahead, we will continue to focus on the insurance industry vertical market, while making sincere efforts to blend organic growth with accretive, strategic acquisitions that meet our strict criteria including immediate bottom-line contributions as well as business synergy.”

About Ebix

Founded in 1976, Ebix, Inc. is a leading international supplier of software and e-commerce solutions to the insurance industry. The Company strives to work collaboratively with clients to develop innovative technology strategies and solutions that address specific business challenges.

Ebix combines the newest technologies with its capabilities in consulting, systems design and integration, IT and business process outsourcing, applications software, and Web and application hosting to meet the individual needs of organizations. The Company is in the process of seeking SEI CMM Level 4 certification for its development units in India and has already secured an ISO 9001:2000 certification for both its development and call center units in India.

Ebix provides a series of application software products for the insurance industry ranging from carrier systems, agency systems, exchanges to custom software development for all entities involved in the insurance and financial industries. The Company, with bases in Singapore, Australia, the US, New Zealand, India and Canada, employs insurance and technology professionals who provide products, support and consultancy to more than 3,000 customers on six continents.  For more information, visit the Company’s Web site at www.ebix.com.

SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS

This press release contains various forward-looking statements and information that are based on Ebix management’s beliefs, as well as assumptions made by and information currently available to management. Ebix has tried to identify such forward looking statements by use of such words as “will,” “expects,” “intends,” “anticipates,” “plans,” “believes” and similar expressions, but these words are not the exclusive means of identifying such statements. Such statements are subject to various risks, uncertainties and other factors which could cause actual results to vary materially from those expressed in, or implied by, the forward looking statements. Such risks, uncertainties and other factors include the extent to which the Ebix.com website and other new products and services can be successfully developed and marketed, the risks associated with any future acquisitions, and integrating recently completed acquisitions, the willingness of independent insurance agencies to outsource their computer and other processing needs to third parties, possible governmental regulation and/or other adverse consequences resulting from negative perception of the outsourcing of business processes to foreign countries, Ebix’s ability to continue to develop new products to effectively address market needs in an industry characterized by rapid technological change, Ebix’s ability to raise additional capital to finance future acquisitions and meet other funding needs, Ebix’s dependence on a few customers(including one that is Ebix’s largest stockholder), Ebix’s dependence on the insurance industry, the highly competitive and rapidly changing automation systems market, Ebix’s ability to effectively protect its applications software and other proprietary information, Ebix’s ability to attract and retain quality management, and software, technical sales and other personnel, the risks of disruption of Ebix’s Internet connections or internal service problems, the possible adverse effects of a substantial increase in volume of traffic on Ebix’s website, mainframe and other servers, possible security breaches on the Ebix website, the possible effects of insurance regulation on Ebix, the possible effects of the Securities and Exchange Commission’s investigation of Ebix’s financial reporting, and possible future terrorist attacks or acts of war. Certain of these, as well as other risks, uncertainties and other factors, are described in more detail in Ebix’s periodic filings with the Securities Exchange Act of 1934, including Ebix’s quarterly report on Form 10-Q for the quarter ended June 30, 2004. Except as expressly required by the federal securities laws, Ebix undertakes no obligation to update any such factors or any of the forward-looking statements contained herein to reflect changed circumstances or future events or developments or for any other reason.

CONTACT:
Robin Raina, President/CEO	Robert L. Rinderman or David C. Collins
Ebix, Inc.	Jaffoni & Collins Incorporated
678/281-2020	212/835-8500 or EBIX@jcir.com

(financial tables follow)

Ebix, Inc. and Subsidiaries

Consolidated Balance Sheets

(in thousands)

	June 30, 2004	December 31, 2003
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents (restricted cash of $3,000 and $0, respectively, in accordance with the line of credit agreement)	$9,665	$7,915
Accounts receivable, less allowance of $290 and $356, respectively	3,145	1,787
Other current assets	663	364
Total current assets	13,473	10,066
Property and equipment, net	1,364	1,353
Capitalized software, net	55	109
Goodwill	9,427	123
Other assets	411	320
Total assets	$24,730	$11,971

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$1,675	$1,778
Accrued payroll and related benefits	576	1,287
Current portion of long term debt	500	—
Current portion of capital lease obligations	11	73
Deferred revenue and deposit liabilities	2,843	2,141
Total current liabilities	5,605	5,279
Long term debt, less current portion	1,726	—
Line of credit	3,500
Other liabilities	2,700	—
Total liabilities	13,531	5,279

Stockholders’ equity:
Convertible Series D Preferred stock, $.10 par value, 2,000,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $.10 par value, 40,000,000 shares authorized, 2,738,990 and 2,316,767 shares issued and outstanding, respectively	274	232
Additional paid-in capital	91,945	88,706
Deferred compensation	(393)	(436)
Accumulated deficit	(81,095)	(82,251)
Accumulated other comprehensive income	468	441
Total stockholders’ equity	11,199	6,692
Total liabilities and stockholders’ equity	$24,730	$11,971

Ebix, Inc. and Subsidiaries

Consolidated Income Statements

(in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2004	2003	2004	2003
Revenue:
Software	$333	$558	$560	$768
Services and other (Including revenues from related parties of $724, $179, $1,676 and $805, respectively)	4,343	2,737	8,050	6,139
Total revenue	4,676	3,295	8,610	6,907

Operating expenses:
Services and other costs	1,354	773	2,517	1,778
Product development	861	430	1,421	790
Sales and marketing	423	499	696	960
General and administrative	1,297	1,375	2,684	2,539
Total operating expenses	3,935	3,077	7,318	6,067
Operating income	741	218	1,292	840

Interest income	15	20	42	35
Interest expense	(1)	(5)	(3)	(10)
Foreign exchange gain (loss)	(2)	(8)	8	(57)

Income before income taxes	753	225	1,339	808
Income tax expense	(43)	(136)	(183)	(202)

Net income	$710	$89	$1,156	$606

Basic earnings per common share	$0.26	$0.04	$0.43	$0.26
Diluted earnings per common share	$0.23	$0.04	$0.39	$0.26

Basic weighted average shares outstanding	2,739	2,291	2,662	2,291

Diluted weighted average shares outstanding	3,066	2,298	2,992	2,293

Ebix, Inc. and Subsidiaries

Reconciliation of EBITDA to GAAP Net Income

	Three months ended June 30,		Six months ended June 30,
(in thousands)	2004	2003	2004	2003
Net income	$710	89	1,156	$606
Add back:
Depreciation and amortization	270	108	487	202
Interest expense, net	(14)	(15)	(39)	(25)
Income taxes	43	136	183	202
EBITDA	$1,009	318	1,787	$985

Ebix, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

(In thousands)

	Six Months Ended June 30,
	2004	2003
Cash flows from operating activities:
Net income	1,156	606
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	487	202
Stock-based compensation	47	23
Provision for doubtful accounts	60	40
Changes in assets and liabilities:
Accounts receivable	(683)	808
Other assets	(290)	(280)
Accounts payable and accrued expenses	(115)	341
Accrued payroll and related benefits	(921)	196
Deposit liabilities and deferred revenue	452	365
Net cash provided by (used in) operating activities	193	2,301
Cash flows from investing activities:
Investment in LifeLink	(4,763)	—
Capital expenditures	(122)	(388)
Net cash used in investing activities	(4,885)	(388)
Cash flows from financing activities:
Proceeds from borrowings related to line of credit	3,500
Proceeds for the issuance of common stock, net of issuance costs	2,977	—
Proceeds for the issuance of common stock related to LifeLink	—	—
Proceeds from borrowings related to LifeLink	—	—
Payments of capital lease obligations	(62)	(55)
Net cash provided by (used in) financing activities	6,415	(55)
Effect of foreign exchange rates on cash	27	(72)
Net change in cash and cash equivalents	1,750	1,786
Cash and cash equivalents at the beginning of the period	7,915	4,993
Cash and cash equivalents at the end of the period	$9,665	$6,779
Supplemental disclosures of cash flow information:
Interest paid	$3	$10
Income taxes paid	185	154

Supplemental schedule of non-cash investing activities:

During the first quarter of 2004, the Company purchased all of the capital stock of LifeLink Corporation for consideration which included 200,000 shares of common stock valued at $3,000,000, cash of $5,000,000, and a note payable of $2,226,000. The Company also capitalized approximately $128,000 of transaction costs in conjunction with the acquisition.

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